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                                                                   EXHIBIT 23.04

                  [H.J. GRUY AND ASSOCIATES, INC. LETTERHEAD]




                   CONSENT OF H.J. GRUY AND ASSOCIATES, INC.


We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and references to H.J. Gruy and Associates, Inc. and to inclusion of and references to our report, or information contained therein, dated February 24, 1999, prepared for 3TEC Energy Corporation (Formerly Middle Bay Oil Company) in the Registration Statement on Form S-2, for the filing dated April 28, 2000.


                                    H. J. GRUY & ASSOCIATES, INC.


                                    By: /s/ Marilyn Wilson
                                        -------------------
                                    Marilyn Wilson, PE
                                    President and Chief Operating Officer



April 26, 2000
Houston, Texas